EXHIBIT 10.23(A)

                               KASPER A.S.L., LTD.

                                                         January 16, 2003

Mr. Richard Owen
3 Campden Lane
Commack, NY   11725

Dear Rich:

           This letter, when countersigned by you, will confirm our agreement (subject to Bankruptcy Court approval) to amend the terms of the Company's employment agreement with you dated October 10, 2001 (the "Agreement"), so as to include a new paragraph, 4(e), which shall provide in its entirety as follows (all terms used but not defined herein shall have the respective meanings set forth in the Agreement):

4(e)  Termination After a Change in Control.

      (i) In the event Executive's employment is terminated by the Company without Cause, or if Executive's duties or responsibilities are significantly reduced or made inconsistent with Executive's title or position and as a result Executive elects to terminate his employment, within 12 months following a Change of Control, Executive shall be entitled to the same compensation and benefits described in Section 4(a) hereof with respect to any termination by the Company without Cause, PLUS an amount equal to Executive's annual base salary on the effective date of termination (the "Supplemental Payment"). The Supplemental Payment shall be paid to Executive in one lump sum within twenty (20) days after the effective date of such termination, it being the intent of the parties that the Supplemental Payment shall not be reduced by any compensation thereafter actually received by Executive as a result of Executive's employment or retention by another employer in any capacity.

      (ii) A "Change in Control" shall be deemed to have occurred if (i) any "Person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities, other than any person who acquires five percent (5%) or more of the outstanding common stock of the Company in accordance with a plan of reorganization under chapter 11 of Title 11 of the United States Code (a "Chapter 11 Plan"), or (ii) the Company shall merge with or consolidate into any other entity, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
(iii) the stockholders of the Company approve and effect an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. Notwithstanding the foregoing, no Change in Control of the Company shall be deemed to have occurred by virtue of any transaction which results in Executive, or any group, association or other organization of persons related to, including, or acting in concert with Executive ("Related Persons"), acquiring, directly or indirectly, any interest in the Company which would otherwise constitute a Change of Control. Further, the restriction in the preceding sentence shall apply in the event of Executive's employment by, or any other business affiliation with, any such Related Persons or the Company after such Change of Control for a period of 12 months following such Change of Control.

           Please confirm your agreement to the above modifications by executing the enclosed copy of this letter in the place provided and returning it to me.


                                       Sincerely,
                                       Kasper A.S.L., Ltd.

                                       By: /s/ John D. Idol
                                           -----------------------------
                                          John D. Idol


Agreed:

/s/ Rich Owen
----------------------
Rich Owen


















                                       2